As filed with the Securities and Exchange Commission on March 18, 2015

                                                     Registration No. 333-189900
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            POST-EFFECTIVE AMENDMENT
                                       TO

                                   FORM S-1/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Tenaya Acquisitions Company
                    (Exact Name of registrant in its charter)

            Nevada                                  6770                         46-3033100
(State or other jurisdiction of         (Primary Standard Industrial           (IRS Employer
 incorporation or organization)          Classification Code Number)         Identification No.)

                        1930 Village Center Circle #3-201
                             Las Vegas, Nevada 89134
                                 (702) 982-2463
          (Address and telephone number of principal executive offices)

                              Harold Gewerter, Esq.
                             5536 S. Ft. Apache #102
                               Las Vegas, NV 89148
                                 (702) 382-1714
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Harold Gewerter, Esq.
                             5536 S. Ft. Apache #102
                               Las Vegas, NV 89148
                            Telephone (702) 382-1714
                               Fax (702) 382-1759
                         E-mail: harold@gewerterlaw.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
    Title of Each                            Proposed Maximum       Proposed Maximum
 Class of Securities        Amount to be      Offering Price       Aggregate Offering       Amount of
   To be Registered          Registered        Per Share(1)              Price          Registration Fee(2)
-----------------------------------------------------------------------------------------------------------
Common Stock-New Issue       3,000,000               $0.01            $30,000.00              $4.09
===========================================================================================================

(1) This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                EXPLANATORY NOTE

This Post-Effective Amendment is being filed solely to extend the offering period for an additional 180 days from the effectiveness of this post effective amendmentand no other changes have been made other than updating the financials. No securities were sold during the original offering period.

THE INFORMATION IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. THE COMPANY MAY NOT SELL THE SECURITIES OFFERED BY THIS DOCUMENT UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND THE COMPANY IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   Prospectus
                           TENAYA ACQUISITIONS COMPANY
                    1,000,000 minimum up to 3,000,000 maximum
                     Shares of Common Stock, $0.01 per share

Tenaya Acquisitions Company ("TAC" or the "Company") is offering on a best-efforts basis a minimum of 1,000,000 and a maximum of 3,000,000 shares of its common stock at a price of $0.01 per share. The shares are intended to be sold directly through the efforts of Brian Blaszczak who is acting as the exclusive sales agent for this offering. The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein. This offering constitutes the initial public offering of Tenaya Acquisitions Company


The proceeds from the sale of the shares in this offering will be payable to Underhill Securities Corp. fbo Tenaya Acquisitions Company. All subscription funds will be held in trust in a non-interest bearing Trust Account at Wells Fargo Bank and no funds shall be released to Tenaya Acquisitions Company until such a time as the minimum offering is reached or exceeded and the offering is closed (which could include when the maximum amount is reached) which release shall be limited to 10% of the proceeds. The funds will be deposited by noon the next business day from receipt of the funds. If the minimum offering is not achieved within 180 days of the date of the effectiveness of this post effective amendment, all subscription funds will be returned to investors promptly without interest or deduction of fees. In which case all Trust fees shall be borne by registrant. See the section entitled "Plan of Distribution" herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held. The offering may terminate on the earlier of: (i) the date when the sale of all 3,000,000 shares to be sold by the issuer is completed,
(ii) any time after the minimum is reached at the discretion of the Board of Directors (iii) 180 days from the effective date of this document.


Prior to this offering, there has been no public market for Tenaya Acquisitions Company's common stock. The Company is a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued to investors must be deposited in an account (non-interest bearing) (the "Deposited Funds" and "Deposited Securities," respectively). While held in the trust account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable upon entire completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. It is a requirement under Rule 419(e) of the Securities Act that the net assets or fair market value of any business to be acquired must represent at least 80% of the maximum offering proceeds. This acquisition may be consummated using proceeds of this offering, loans or equity. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the investor's funds to any investor who does not elect to remain an investor (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company.) Unless sufficient investors (investors constituting at least 80% of the funds raised) elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will receive the return of his deposited funds (minus up to 10% which may be release to the registrant upon entire completion of the offering) and none of the deposited securities will be issued to investors. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned to all investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company) Until 90 days after the date funds and securities are released from the trust or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" HEREIN ON PAGE 9.

                                                                Proceeds to
                    Number of Shares       Offering Price       the Company
                    ----------------       --------------       -----------
     Per Share                  1             $  0.01             $  0.01
     Minimum            1,000,000             $10,000             $10,000
     Maximum            3,000,000             $30,000             $30,000


**  The Trust Fee is a flat fee and not calculated on a Per Share basis.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Subject to completion, dated ____________

                                                                            Page
                                                                            ----

Summary Information and Risk Factors                                          3

Use of Proceeds                                                              16

Determination of Offering Price                                              16

Dilution                                                                     17

Selling Shareholder                                                          18

Plan of Distribution                                                         18

Description of Securities to be Registered                                   20

Interests of Named Experts and Counsel                                       21

Information with Respect to the Registrant                                   22

Description of Business                                                      22

Description of Property                                                      23

Legal Proceedings                                                            23

Market price and Dividends on the Issuer's Common Stock                      23

Management's Discussion and Analysis of Financial Condition and
Results of Operations                                                        24

Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure                                                         28

Directors, Executive Officers, Promoters and Control Persons                 28

Executive Compensation                                                       31

Security Ownership of Certain Beneficial Owners and Management               31

Certain Relationships and Related Transactions                               32

Reports to Security Holders                                                  32

Disclosure of Commission Position on Indemnification                         32


Financial Statements - Audited Financial Statements for the period
ended June 30, 2014                                                         F-1

                      SUMMARY INFORMATION AND RISK FACTORS

RIGHTS AND PROTECTIONS UNDER RULE 419

The net proceeds (minus commissions) of this offering will be placed in an trust account until the completion of a merger or acquisition as detailed herein (other than up to 10% of the proceeds that may be released to the company upon when the minimum offering is reached or exceeded and the offering is closed (which could include when the maximum amount is reached) the minimum offering is reached and the offering is closed,which is expected to occur prior to entry into an acquisition agreement). The registrant may not be successful in the offering or a merger or acquisition. Such trusted funds may not be used for salaries or reimbursable expenses. Underhill Securities Corp is acting as Trustee for this offering.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued to investors must be deposited in an trust account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the trust account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable upon entire completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the deposited funds to any investor who does not elect to remain an investor (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of the deposited funds and none of the deposited securities will be issued to investors. The funds to be received by investors will not include the 10% of proceeds which may be released to the company. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned to all investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company).

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the trust account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date the Deposited Funds held in the trust account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means; (The funds to be received by investors will not include the 10% of proceeds which may be released to the company.)

(4) The acquisition(s) will be consummated only if sufficient investors elect to reconfirm their investments so that the remaining funds are adequate to allow the acquisition to be consummated; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the trust account shall be returned to all investors within five business days by first class mail or other equally prompt means minus up to 10% that may be released to the registrant after the entire completion of the offering. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

THE COMPANY

BUSINESS OVERVIEW

Tenaya Acquisitions Company ("TAC" or the "Company"), incorporated in the State of Nevada on June 20, 2013, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Brian Blaszczak, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. Blaszczak serves as President, Secretary, Treasurer and Director. Mr. Blaszczak determined next to proceed with filing a Form S-1. Mr. Blaszczak has no specific experience, qualification, attributes or skills to perform as a director of a blank check company nor in the acquisition of acquisition candidates.

Mr. Blaszczak, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under "Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check" companies in their prospective jurisdictions. Our sole officer and director, Mr. Blaszczak, does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Mr. Blaszczak as the sole officer and director and sole signatory on this registration statement is bound thereby by Rule 419 as it relates to the sale of his shares.

As of the date of this prospectus, the company has 8,000,000 shares of $0.001 par value common stock issued and outstanding and are all held by Brian Blaszczak our sole officer, director and shareholder.

Tenaya Acquisitions Company's corporate offices are located at 1930 Village Center Circle #3-201, Las Vegas, Nevada 89134, with a telephone number of (702) 982-2462.

Tenaya Acquisitions Company's fiscal year end is June 30.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

`(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

`(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

`(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

`(D) the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.'.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

                                 CAPITALIZATION


The following table sets forth our capitalization as of June 30, 2014.

                                                          After Completion     After Completion
                                                            of Maximum           of Minimum
                                        June 30, 2014        Offering             Offering
                                        -------------        --------             --------
Current Assets                             $     16          $ 30,016             $ 10,016
Current liabilities                           2,330             2,330                2,330
Long-term liabilities                             0                 0                    0
Common stock                                  8,000            11,000                9,000
Additional paid-in capital                        0            27,000                9,000
Accumulated deficit                         (10,314)          (50,314)             (20,314)
Total stockholders' (deficit) equity             16            30,016               10,016
Total capitalization                       $     16          $ 30,016             $ 10,016


                                  THE OFFERING

Tenaya Acquisitions Company is offering, on a best efforts, basis, a minimum of 1,000,000 and a maximum of 3,000,000 shares of its common stock at a price of $0.01 per share. The proceeds from the sale of the shares in this offering will be payable to "Underhill Securities Corp. fbo Tenaya Acquisitions Company" and will be deposited in a non-interest bearing bank account until the trust conditions are met and thus no interest shall be paid to any investor or to the Company. The funds will be deposited by noon the next business day from receipt of the funds. The trust conditions are as follows:

     (1) The Trustee has received written certification from the Company and any other evidence acceptable by the Trustee that the Company has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds (the acquisition to be completed through the use of the proceeds of this offering, loans or equity) (both company and selling shareholder sales) and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer (sufficient ( both company and selling shareholder) must have voted in favor of reconfirmation so that the remaining funds are adequate to allow the acquisition to be consummated); and

     (2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated or

     (3) The deposited funds shall be returned to investors in the event that the minimum offering amount is not raised within 180 days (in which case the securities are returned to the company

All subscription agreements and checks are irrevocable and should be delivered to Underhill Securities Corp., at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check.


All subscription funds will be held in trust and no funds shall be released to Tenaya Acquisitions Company until such a time as the trust conditions are met (see the section titled "Plan of Distribution" herein) other than 10% which may only be released to Tenaya Acquisitions Company upon the time when the minimum offering is reached or exceeded and the offering is closed (which could include when the maximum amount is reached). The offering may terminate (see the section titled "Plan of Distribution" herein) at any time after the minimum is reached at the discretion of the Board of Directors up to the time that the offering is filled or a maximum of 180 days and that the time frame for doing so would rest upon whether in the opinion of the Board of Directors it was unlikely to complete the full offering and that allowing the offering to run the full 180 days would endanger the likelihood of completion of an acquisition/merger and POS AM within the 18 months allowed under Rule 419, or (ii) 180 days from the effective date of this post effective amendment. If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The amount of funds actually collected in the trust account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met. Such minimum must be reached prior to the expiration of the offering. The Company will cause to be issued stock certificates of common stock purchased within five (5) day of the receipt of subscription to allow for the clearance of funds and will within 1 day of issuance cause such shares to be delivered to the Trustees account at Wells Fargo Bank.


Mr. Blaszczak, our sole officer and director may not purchase any shares covered by this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued to investors must be deposited in an trust account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the trust account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable upon entire completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the deposited funds to any investor who does not elect to remain an investor (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of the deposited funds and none of the deposited securities will be issued to investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned to all investors. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the trust account within five business days after the effective date of the post-effective amendment;

     2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

     (3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the Deposited Funds held in the trust account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means; (The funds to be received by investors will not include the 10% of proceeds which may be released to the company.)

     (4) The acquisition(s) will be consummated only if sufficient investors elect to reconfirm their investments so that the remaining funds are adequate to complete the acquisition; and

     (5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the trust account shall be returned to all investors within five business days by first class mail or other equally prompt means minus up to 10% that may be released to the registrant after the entire completion of the offering. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Tenaya Acquisitions Company has chosen V Stock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 as its transfer agent. The Company expects to seek quotations for its securities upon completion of the offering and a merger/acquisition and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

                          SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.


                           TENAYA ACQUISITIONS COMPANY
                             STATEMENT OF OPERATIONS

                                                                       Inception            Inception
                                                                    (June 20, 2013)      (June 20, 2013)
                                                  Year ended            through              through
                                                June 30, 2014        June 30, 2013        June 30, 2014
                                                -------------        -------------        -------------
REVENUE
  Revenues                                        $       --           $       --           $       --
                                                  ----------           ----------           ----------
 Total Revenues                                           --                   --                   --
                                                  ----------           ----------           ----------
EXPENSES
  General & Admin                                      1,064                  685                1,749
  Professional Fees                                    1,250                7,315                8,565
                                                  ----------           ----------           ----------
Total Expenses                                         2,314                8,000               10,314
                                                  ----------           ----------           ----------

LOSS FROM OPERATIONS                                  (2,314)              (8,000)             (10,314)

Provision for IncomeTaxes                                 --                   --                   --
                                                  ----------           ----------           ----------

 NET LOSS                                         $   (2,314)          $   (8,000)          $  (10,314)
                                                  ==========           ==========           ==========

BASIC AND DILUTED LOSS PER COMMON SHARE           $    (0.00)          $    (0.00)
                                                  ==========           ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING                                       8,000,000            8,000,000
                                                  ==========           ==========


          The auditor's report and accompanying notes are an integral part of these financial statements.

                                  RISK FACTORS

Investment  in the  securities  offered  hereby  involves  certain  risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all of the material risks of an investment in this Company.

HAVING A SOLE OFFICER AND DIRECTOR MAY HINDER OPERATIONS RESULTING IN THE FAILURE OF THE BUSINESS. Tenaya Acquisitions Company's operations depend solely on the efforts of Brian Blaszczak, the sole officer and director of the Company. Mr. Blaszczak has no specific experience, qualification, attributes or skills to perform as a director of a blank check company nor in the acquisition of acquisition candidates. Mr. Blaszczak has no experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles. While seeking a business combination, our sole officer and director, Mr. Blaszczak anticipates devoting approximately ten hours per month to the business of the Company. The Company's officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and director. Notwithstanding the combined limited experience and time commitment of our sole officer and director, Mr. Blaszczak, loss of the services of this individual would adversely affect development of the Company's business and its likelihood of continuing operations. The Company has no other full or part time employees. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Brian Blaszczak is involved in other employment opportunities and may periodically face a conflict in selecting between Tenaya Acquisitions Company and other personal and professional interests. Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Mr. Blaszczak to other pursuits without a sufficient warning, the Company may, consequently, go out of business. Our officer and director is not a full time employee of our company and is actively involved in other business pursuits. He also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, he may be subject to a variety of conflicts of interest. Since our officer and director is not required to devote any specific amount of time to our business, he will experience conflicts in allocating his time among his various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our company in the search for a suitable target.

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in a trust account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds. Up to 10% of the proceeds from the offering may be released to the Company upon entire completion of the offering and therefore may not be returned to investors.

Although investors may request the return of their funds in connection with the reconfirmation offering required, the Company's shareholders will not be afforded an opportunity to approve or disapprove any particular transaction prior to delivery of their investment to the Company for deposit into the escrow.

NO FACT THAT NO AUDITED FINANCIAL STATEMENTS ARE BEING REQUIRED PRIOR TO BUSINESS COMBINATION BEING DEEMED PROBABLE MAY DECREASE CONFIDENCE IN AVAILABLE FINANCIALS. The Company shall not require the business combination target to provide audited financial statements until it is probable that an agreement for merger or acquisition may be reached, thus there is the risk that the unaudited statements which are provided to the Company during its due diligence may contain errors that an audit would have found thus exposing the investors to the risk that the business combination target may not be as valuable as it appears during the combination approval process. It is anticipated that any acquisition will not be deemed probable until the point of the signing of either a Letter of Intent ("LOI") or agreement. The audits will be required at this time in order to be included in the post-effective amendment required by Rule 419. The Issuer does not anticipate seeking such acquisition until the point that the minimum offering has been exceeded and sales have ceased.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN TRUST ACCOUNT MAY LIMIT LIQUIDITY FOR A SIGNIFICANT PERIOD OF TIME. It shall be unlawful for any person to sell or offer to sell Shares held in the trust account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result investors may be unable to sell or transfer their shares for a significant period of time.

THE FACT THAT THE COMPANY HAS DISCRETIONARY USE OF PROCEEDS IN THIS "BLANK CHECK" OFFERING MAY LEAD TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. As a result of our sole officer and director, Mr. Blaszczak's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward affecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See "Description of Business."

MR. BLASZCZAK'S LACK OF EXPERIENCE MAY RESULT IN THE ACQUISTION OR ATTEMPTED ACQUISITON WITHOUT DISCOVERY OF ADVERSE FACTS WHICH MAY RESULT IN A FAILED ACQUISITION. The company may not discover or adequately evaluate adverse facts about a potential opportunity or business acquisition given Mr. Blaszczak's lack of experience in the mergers and acquisitions field. Mr. Blaszczak will run Google background checks on the potential officers and directors and examine the audited financials provided.

AN ACQUISITION CANDIDATE MAY BE IN THE EARLY STAGES OF DEVELOPMENT OR BE FINANCIALLY UNSTABLE WHICH MAY RESULT IN A FAILED ACQUISITION OR IN FAILURE OF THE BUSINESS AFTER AN ACQUISITION. A target company may be financially unstable, or may be in its early stages of development or growth without established records of sales or earnings. Thus it is possible that any such acquisition will fail or that the company's business may fail after completion of an acquisition resulting in a complete loss of the investor's investment.

THE LIMITED AMOUNT OF THE RAISE MAY SIGNIFICANTLY RESTRICT AVALIABLE CANDIDATES. The Company is raising a maximum of $30,000 in gross proceeds from this offering. This limited amount of of gross proceeds may significantly restrict the type and number of transaction candidates available to the Company and we may not locate a suitable business opportunity as a result.

THE COMPANY'S SECURITIES ARE SUBJECT TO THE PENNY STOCK RULES WHICH MAY LIMIT INVESTMENT. The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all. Investors in penny stocks may be entitled to cancel the purchase and receive a refund if a sale is in violation of the penny stock rules or other federal or states securities laws and if a penny stock is sold to the investor in a fraudulent manner, investors may be able to sue the persons and firms that committed the fraud for damages.

MR. BLASZCZAK MAY NOT PAY ALL THE EXPENSES OF THE OFFERING RESULTING IN THE FAILURE TO COMPLETE THIS OFFERING WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Mr. Blaszczak has agreed to pay all the expenses of this offering however there is no enforceable agreement to this effect and thus in the event that Mr. Blaszczak fails to pay all the expenses of this offering, the offering may not be completed resulting in the lack of success of the Company's business plan.

REGULATIONS CONCERNING "BLANK CHECK" ISSUERS MAY LIMIT BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN NO ASSURANCE OF SUCCESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS RESULTS IN NO ASSURANCE OF SUCCESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While our sole officer and director, Mr. Blaszczak intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT POSSIBLE BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

SINCE THERE IS NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION AND NO STANDARDS FOR BUSINESS COMBINATION AT THE TIME OF THE INITIAL INVESTMENT, THE INVESTORS MAY NOT APPROVE THE TRANSACTION WHICH MAY RESULT IN THE FAILURE TO ENTER INTO A SUCCESSFUL BUSINESS COMBINATION. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, an entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Our sole officer and director has not identified any particular industry or specific business within an industry for evaluations. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. It is a requirement under Rule 419(e) of the Securities Act that the net assets or fair market value of any business to be acquired must represent at least 80% of the maximum offering proceeds. The acquisition may be consummated through the use of the offering proceeds, loans or equity.

THE COMPANY'S REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

THE COMPANY'S LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

THE COMPANY'S LACK OF DIVERSIFICATION MAY LIMIT FUTURE BUSINESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

THE COMPANY MAY FALL UNDER POSSIBLE INVESTMENT COMPANY ACT REGULATION WHICH MAY INCREASE COSTS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Although the Company will be subject to regulation under the Securities Exchange Act of 1933, our sole officer and director, Mr. Blaszczak, believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

THE PROBABLE CHANGE IN CONTROL AND MANAGEMENT UPON A BUSINESS COMBINATION MAY RESULT IN UNCERTAIN MANAGEMENT FUTURE WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require our sole officer and director of the Company, Mr. Blaszczak, to sell or transfer all or a portion of the Company's common stock held by him, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

THE REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION MAY RESULT IN DILUTION. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

THE DISADVANTAGES OF A BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company and the requirements of a post-effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information.

THE POSSIBLE FEDERAL AND STATE TAXATION OF A BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES RESULTING IN A LONGER TIME TO COMPLETION OF THE OFFERING OR FAILURE OF THE OFFERING ALL TOGETHER. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

SINCE THERE IS NO ASSURANCE SHARES WILL BE SOLD THIS MAY RESULT IN LIMITING FUTURE OPERATING CAPITAL. The 3,000,000 Common Shares to be sold by the issuer are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

THE COMPANY'S BUSINESS ANALYSIS BEING DONE BY A NON PROFESSIONAL MAY INCREASE RISK OF POOR ANALYSIS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Analysis of business operations will be undertaken by our sole officer and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger or acquisition candidate may not continue successfully.

THE ARBITRARY OFFERING PRICE MEANS THE SHARES MAY NOT REFLECT FAIR MARKET VALUE. The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

IF THE COMPANY LACKS SUCCESSFUL MARKETING EFFORTS THIS MAY RESULT IN FAILURE OF THE BUSINESS. One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful. Lack of identification and completion of a successful merger/acquisition will render the shares sold hereunder worthless.

SINCE THERE IS NO PUBLIC MARKET FOR COMPANY'S SECURITIES THE LIQUIDITY OF THE SHARES MAY BE LIMITED. Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. No trading of our common stock will be permitted until following our consummation of a business combination meeting the requirements of Rule 419(e)(1)(ii). The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

THE SHARES ELIGIBLE FOR FUTURE SALE MAY INCREASE THE SUPPLY OF SHARES ON THE MARKET DILUTING THE VALUE OF THE SHARES PURCHASED HEREUNDER. All of the 8,000,000 Shares, which are held by our sole officer and director, Mr. Blaszczak, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act")). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by our sole officer and director, Mr. Blaszczak eligible for sale in the future which may adversely affect the market price of the Common Stock. Mr. Blaszczak, our sole officer and director's shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933.

THE COMPANY'S COMPLIANCE WITH THE CURRENT AND PERIODIC REPORTING REQUIREMENTS UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 MAY PROVE TOO BURDENSOME WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Upon the effectiveness of this registration and the filing of the Form 8A, the Company will be fully reporting and subject to the current and periodic reporting requirements under the Securities and Exchange Act of 1934. The burden of the time and expense of these reporting requirements may be beyond the capabilities of the Company which may result in the failure of the business.

INVESTORS WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION. Assuming the maximum shares offered herein are sold, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.008 per share while our present stockholders will receive an increase of $0.002 per share in the net tangible book value of the shares they hold. This will result in a 80.00% dilution for purchasers of stock in this offering. Assuming the minimum shares offered herein are sold, giving effect to the receipt of the minimum estimated offering proceeds of this offering net of the offering expenses, our net book value will be $8,200 or 0.0009 per share. Therefore the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.0091 per share while our present stockholders will receive an increase of $0.0009 per share in the net tangible book value of the shares they hold. This will result in a 91.00% dilution for the purchasers of stock in this offering.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our sole officer and director, Mr. Blaszczak's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

There may be risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

                 [Balance of this Page Intentionally Left Blank]

                                 USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above. The sole officer of the Company has paid all of the offering expenses and is not being repaid thus such expenses are not being deducted from the proceeds of the offering.

The Company intends to use the proceeds from this offering as follows:

                                         Minimum           50% of Maximum             Maximum
                                 -------------------     -------------------     ------------------
                                                %                      %                      %
Application Of Proceeds             $       of total        $       of total        $      of total
-----------------------          -------    --------     -------    --------     -------   --------
Total Offering Proceeds          $10,000      100%       $15,000      100%       $30,000      100%
                                 -------     ----        -------     ----        -------     ----
Net Held in Trust (2)            $ 9,000       90%       $13,500       90%       $27,000       90%
Amount Released to Company (1)   $ 1,000       10%       $ 1,500       10%       $ 3,000       10%
                                 -------     ----        -------     ----        -------     ----
      Total                      $10,000      100%       $15,000      100%       $30,000      100%
                                 =======     ====        =======     ====        =======     ====

Notes:

(1) The 10% which may be releasable to the company upon the entire completion of the offering. These funds will be used only for the purpose of locating an acquisition candidate and closing such acquisition.
(2) Deducting for the 10% which may be releasable to the company upon the entire completion of the offering. These funds are held in trust as disclosed below.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued to investors must be deposited in an trust account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the trust account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable upon the entire completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the deposited funds to any investor who does not elect to remain an investor. (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of their deposited funds and none of the deposited securities will be issued to investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned to all investors. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

                         DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

                                    DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Our net tangible book value per share before the offering is $0.00. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering ($30,000) net of the amount subject to return to non reconfirming* investors ($5,400), our net book value will be $24,600 or $0.002 per share ($24,600 divided by the 10,400,000 shares then outstanding). The sole officer has paid all of the offering expenses and is not being repaid thus such expenses are not being deducted from the proceeds. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.008 per share while our present stockholders will receive an increase of $0.002 per share in the net tangible book value of the shares they hold. This will result in a 80.00% dilution for purchasers of stock in this offering. Assuming the minimum shares offered herein are sold, giving effect to the receipt of the minimum estimated offering proceeds of this offering net of the amount subject to return to non reconfirming investors ($1,800), our net book value will be $8,200 or
0.0009 per share ($8,200 divided by the 8,800,000 shares then outstanding). Therefore the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.0091 per share while our present stockholders will receive an increase of $0.0009 per share in the net tangible book value of the shares they hold. This will result in a 91.00% dilution for the purchasers of stock in this offering.

     * In the event that shareholders owning at least 80% of the shares purchased in the offering consent, the reconfirming investors funds will be fully available to the company while the non reconfirming investors funds will be returned to them minus 10% releasable to the Company.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

                                                   Minimum            Maximum
                                                   Offering           Offering
                                                   --------           --------
Offering Price Per Share                            $0.01              $0.01
Book Value Per Share Before the Offering            $0.00              $0.00
Book Value Per Share After the Offering             $0.0009            $0.002
Net Increase to Original Shareholder                $0.0009            $0.002
Decrease in Investment to New Shareholders          $0.0091            $0.008
Dilution to New Shareholders (%)                      91.00%            80.00%




                 [Balance of this Page Intentionally Left Blank]

                              SELLING SHAREHOLDER

None.

                              PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. Other than pursuant to certain exemptions permitted by Rule 419, no trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Brian Blaszczak acting as the exclusive sales agent. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Blaszczak. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities will be transmitted immediately into a trust account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold.

Brian Blaszczak is acting as underwriter and sales agent for the offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Brian  Blaszczak  is  relying  rely  on  the  safe  harbor  from   broker-dealer
registration in Rule 3a4-1 under the Exchange Act in offering the Company's securities.

Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer. Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise than in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more that once every 12 months, with certain exceptions.

Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and at the time of offering our shares may not be associated persons of a broker or dealer. Mr. Blaszczak will meet these requirements.


The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). If the minimum offering is not achieved within 180 days of the date of the effectiveness of this post effective amendment, all subscription funds will be returned to investors promptly without interest or deduction of fees (in which case all Trust fees shall be borne by registrant). The offering proceeds and the securities to be issued to investors must be deposited in a trust account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the trust account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable upon the time when the minimum offering is reached or exceeded and the offering is closed (which could include when the maximum amount is reached), the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (having a value of at least 80% of the amount raised in this offering) has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. The acquisition may be consummated through the use of the proceeds of this offering, loans or equity. Pursuant to these procedures; within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the new prospectus contained in the post-effective amendment and any amendment or supplement thereto which describes an acquisition candidate and its business including audited financial statements; (ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days; within five business days; The Company must return the deposited funds to any investor who does not elect to remain an investor (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of the deposited funds and none of the deposited securities will be issued to investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned to all investors(10% may have been released to the Company upon the entire completion of the offering). The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

The proceeds from the sale of the shares in this offering will be payable to Underhill Securities Corp. fbo Tenaya Acquisitions Company ("Trust Account") and will be deposited in a non-interest bearing bank account at Wells Fargo Bank until the trust conditions are met. The funds will be deposited by noon the next business day from receipt of the funds. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Trust Account until the earlier of: (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated and no funds shall be released to Tenaya Acquisitions Company until such a time as the trust conditions are met other than up to 10% as disclosed herein. In the event that 18 months have passed from the date of the prospectus and no such acquisition has been consummated funds shall be returned to investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Securities will be released to investors upon the consummation of an acquisition meeting the requirements of Rule 419. The funds to be received by investors will not include the 10% of proceeds which may be released to the company. The Trustee will continue to receive funds and perform additional disbursements until either (i) consummation of an acquisition meeting the requirements of Rule

419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated. Thereafter, this trust agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of the effectiveness of this post effective amendment, all subscription funds will be returned to investors promptly without interest or deduction of fees upon the expiration of 180 days. The fee of the Trustee is $2,500.00 which is not being paid with proceeds of this offering. [See Exhibit 99(a)]. The amount of funds actually collected in the trust account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met. Underhill Securities Corp. (which has a net cap. of $25,000 or more as required under Rule 419 for a broker to act as an Trustee for a Rule 419 offering ) as Trustee acting as trustee for the separate investors will make the determination based solely on the account records of the insured depository institution (Wells Fargo Bank).


Investors   can  purchase   common  stock  in  this  offering  by  completing  a
Subscription Agreement [attached hereto as Exhibit 99(c)] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier's check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Tenaya Acquisitions Company is authorized to issue 75,000,000 shares of common stock, $0.001 par value. The company has issued 8,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of Tenaya Acquisitions Company's common stock:

     1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

     2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

     3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     4.   Are   entitled  to  one  vote  per  share  on  all  matters  on  which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of

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
reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

PREEMPTIVE RIGHTS

No holder of any shares of Tenaya Acquisitions Company stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Tenaya Acquisitions Company common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Tenaya Acquisitions Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Tenaya Acquisitions Company will make available to its shareholders annual financial reports certified by independent accountants, and will, furnish unaudited quarterly financial reports.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Harold Gewerter is legal counsel to the Company. Mr. Gewerter has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mr. Gewerter has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission.

Messineo & Co, CPAs, LLC is the independent auditor for the Company. Messineo & Co, CPAs, LLC have provided their audit report as contained herein and therefore are considered an expert in accounting.

No experts or counsel to the company have any shares or other interests in the Company.



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
                   INFORMATION WITH RESPECT TO THE REGISTRANT

                             DESCRIPTION OF BUSINESS

Tenaya Acquisitions Company (the "Company"), was incorporated on June 20, 2013 under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Brian Blaszczak, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. Blaszczak serves as President, Secretary, Treasurer and Director. Mr. Blaszczak determined next to proceed with filing a Form S-1.

Mr. Blaszczak, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under "Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Our sole officer and director, Mr. Blaszczak, does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.'.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL TIME EMPLOYEES

Tenaya Acquisitions Company is currently in the development stage. During this development period, we plan to rely exclusively on the services of our sole officer and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

                             DESCRIPTION OF PROPERTY

We use a corporate office located at 1930 Village Center Circle #3-201, Las Vegas, Nevada 89134. Office space is being provided free of charge by our sole officer and director and is adequate for the company needs for the foreseeable future. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

                                LEGAL PROCEEDINGS

The following disclosures cover proceedings over the last 10 years:

Brian Blaszczak, our officer and director has not been convicted in a criminal proceeding.

Brian  Blaszczak,   our  officer  and  director  has  not  been  permanently  or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

           MARKET PRICE OF AND DIVIDENDS ON THE ISSUER'S COMMON STOCK

MARKET PRICE

As of the date of this prospectus, there is no public market in Tenaya Acquisitions Company common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Tenaya Acquisitions Company and its sole officer and director, Mr. Blaszczak, makes no representation about the present or future value of our common stock. Other than pursuant to certain exceptions permitted by Rule 419, no trading in your common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

As of the date of this prospectus,

     1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Tenaya Acquisitions Company.;

     2. There are currently 8,000,000 shares of our common stock held by our officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

     3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

All of the presently outstanding shares of common stock (8,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405, ceases to be a "shell company" and files Form

10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the "Exchange Act"). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a "shell company" under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a "shell company"; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Tenaya Acquisitions Company has 8,000,000 shares of $0.001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Tenaya Acquisitions Company was incorporated on June 20, 2013.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's sole officer, director, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company will obtain audited financial statements of a target entity. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

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
The Registrant has no full time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Our sole officer and director, Mr. Blaszczak anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the company is filing a form 8A registering the company under Section 12G of the Exchange Act concurrently with this registration statement which will register the Company's common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the company is filing a form 8A registering the company under Section 12G of the Exchange Act concurrently with this registration statement which will register the Company's common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act.

The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Our sole officer and director, Mr. Blaszczak, anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our sole officer and director, Mr. Blaszczak, believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, our sole officer and director, Mr. Blaszczak, believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees and the time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-Q's, or 10-K's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. Once deemed a Shell Company, Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Our sole officer and director, Mr. Blaszczak, intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, our sole officer and director, Mr. Blaszczak, will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Our sole officer and director, Mr. Blaszczak, will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Our sole officer and director, Mr. Blaszczak, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's sole officer and director, Mr. Blaszczak, has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. Likely ownership structures include but are not limited to that the Company may enter into a merger or acquisition with another company after which the acquired entity will be a wholly owned subsidiary of registrant. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present sole officer and director and shareholder, Mr. Blaszczak of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders. Mr. Blaszczak has agreed to pay all the expenses of the offering estimated at $7,504 and has in fact paid most of those fees prior to the filing of this prospectus. Mr. Blaszczak has also agreed to pay all expenses of finding, doing due diligence and completing an acquisition. It is anticipated that these expenses will be between $15,000 and $20,000.

It is anticipated that the Company's principal shareholder may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a price not to exceed $0.10 per share. No transfer or sales of any shares held in trust shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders. It is likely that the merger or acquisition will result in the pre-merger or acquisition shareholders becoming minority stockholders of the combined resulting company.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post-effective amendment (reconfirmation). The Company is filing a Form 8a concurrently with this registration statement and thus will be subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K.

The Company's sole officer and shareholder has verbally agreed that he will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. He has also agreed that such advances will be made interest free without expectation of repayment. There is no dollar cap on the amount of money which he may advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and the Company will not borrow any funds to make any payments to the Company's promoters, sole officer and director, Mr. Blaszczak or his affiliates or associates. Mr. Blaszczak has not been awarded any compensation, or earned any compensation, for services rendered by him to the Company in any capacity. In addition, Mr. Blaszczak is or will not be compensated directly or indirectly by any entity for services rendered to the Company.

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE


Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is Messineo & Co, CPAs, LLC, 2471 North McMullen Booth Road, Suite 302, Clearwater, Florida 33759.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director is elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:


      Name             Age          Position                Period of Service(1)
      ----             ---          --------                --------------------

Brian Blaszczak (2)    54     President, Secretary,         Inception - Current
                              Treasurer, and Director


Notes:

(1) Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. Mr. Blaszczak is the sole director and he appointed himself as the company's sole officer and will hold office until resignation or removal from office.
(2) Brian Blaszczak has outside interests and obligations other than Tenaya Acquisitions Company. He intends to spend approximately 10 hours per month on our business affairs. At the date of this prospectus, Tenaya Acquisitions Company is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters other than Brian Blaszczak.

   BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


BRIAN BLASZCZAK, PRESIDENT, SECRETARY, TREASURER, DIRECTOR, SOLE SHAREHOLDER, AGE 54.


In addition to his positions with the Company, Mr. Blaszczak is currently the President of Summit Business Services, Las Vegas, Nevada. Mr. Blaszczak founded the company in 2007 and its primary business activity is writing business plans including pro-forma financials. Summit Business Services also offers business compliance services for small and medium size businesses. From 2006 - 2007; Mr. Blaszczak was the Chief Operating Officer for Cab-tive Advertising, a taxi cab advertising company with an office in Las Vegas, Nevada. From 2001 - 2005; Mr. Blaszczak was the Chief Operating Officer of Taxi Vision. Based in Las Vegas, Nevada, Taxi Vision offered taxi cab advertising. Mr. Blaszczak's prior work experience includes Vice President of Telpac Industries, Inc. from 1996 - 2000. Telpac was a telecommunications company with an office in Las Vegas, Nevada. He received a Bachelor of Business Administration degree in finance from Western Michigan University in 1983.

Mr. Blaszczak's prior work experience includes a basic understanding of the financials and operations of a business which provides Mr. Blaszczak a basis for evaluating potential merger/acquisition candidates. However, Mr. Blaszczak has no specific experience, qualifications, attributes, or skills to perform as a director neither of a blank check company nor in the acquisition of acquisition candidates. In addition, Mr. Blaszczak has no past experience with special purpose acquisition companies.

During the past five years Mr. Blaszczak was a director of Spartan Business Services a publically traded company listed on the OTCBB. He was a director for the company in 2009.

Our officer and director is not a full time employee of our company and is actively involved in other business pursuits. He also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. It is anticipated that Mr. Blaszczak will be free to immediately organize, promote or become involved with black check companies or entities engaged in similar business activities prior to the company identifying and acquiring a target business. Accordingly, he may be subject to a variety of conflicts of interest. Since our officer and director is not required to devote any specific amount of time to our business, he will experience conflicts in allocating his time among his various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our company in the search for a suitable target.

In general, officers and directors of a Nevada corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

LEGAL

BOARD COMMITTEES

Tenaya Acquisitions Company has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one ( 1 ). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

                 [Balance of this Page Intentionally Left Blank]

                             EXECUTIVE COMPENSATION

Summary Compensation Table


                                   Annual Compensation                  Long Term Compensation
                         ---------------------------------------   --------------------------------------
Name and                                              Other        Restricted     Securities
Principal                                            Annual          Stock        Underlying      LTIP         All Other
Position          Year   Salary($)    Bonus($)   Compensation($)   Award(s)($)    Options(#)   Payouts($)   Compensation($)
--------          ----   ---------    --------   ---------------   -----------    ----------   ----------   ---------------
Brian Blaszczak   2014      --           --            --              --             --           --             --
Officer and       2013      --           --            --              --             --           --             --
Director


DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for services rendered to Tenaya Acquisitions Company, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Tenaya Acquisitions Company's incorporation on June 20, 2013, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Tenaya Acquisitions Company currently does not have existing or proposed option or SAR grants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

                                                           Amount of          Percent of Class
Title of       Name, Title and Address of Beneficial       Beneficial       Before        After
  Class                Owner of Shares (1)                Ownership (2)    Offering    Offering (3)
  -----                -------------------                -------------    --------    ------------
Common         Brian Blaszczak, President,                  8,000,000       100.00%       72.72%
               Secretary, Treasurer and Director

               All Directors and Officers
                as a group (1 person)                       8,000,000       100.00%       72.72%

Footnotes

(1) The address of each executive officer one director is c/o Tenaya Acquisitions Company., 1930 Village Center Circle #3-201, Las Vegas, Nevada 89134.
(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this offering (3,000,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the offering is 11,000,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about June 20, 2013, Brian Blaszczak, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in the amount of $685 and made a $5,000 equity investment in the Company totaling $5,685.00. On June 24, 2013 the Company issued 5,685,000 shares of common stock at $0.001 par value to Brian Blaszczak, the Company's founder, for the equity investment and expenses paid from personal funds which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On June 24, 2013 the Company issued 2,315,000 shares of common stock at $.001 par value to Brian Blaszczak, the Company's founder, for services including formation of the Company and for work performed over the last two months developing and furthering the business of the Company. This issuance was exempt from the registration provisions of Section 5 of the Securities Act under
Section 4(2) of such same said act. These services were valued in the amount of $2,315.

The price of the common stock issued to Brian Blaszczak was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Brian Blaszczak, the company's sole shareholder, officer and director is the only promoter of the company.

                           REPORTS TO SECURITY HOLDERS

1. After this offering, Tenaya Acquisitions Company will furnish shareholders with audited annual financial reports certified by independent accountants, and will furnish unaudited quarterly financial reports.

2. After this offering, Tenaya Acquisitions Company will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company is filing a Form 8A concurrently with this registration.

3. The public may read and copy any materials Tenaya Acquisitions Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Tenaya acquisitions
Company's SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

THE SECURITIES AND EXCHANGE COMMISSION'S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Tenaya Acquisitions Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Tenaya Acquisitions Company of expenses incurred or paid by a director, officer or controlling person of Tenaya Acquisitions Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Tenaya Acquisitions Company will, unless in the opinion of Tenaya Acquisitions Company's legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           TENAYA ACQUISITIONS COMPANY

                              Financial Statements
                                  June 30, 2014

                                    CONTENTS

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm                     F-2

Balance Sheet as of June 30, 2014 and 2013.                                 F-3

Statement of Operations for the period of June 20, 2013 (Inception)
to June 30, 2014                                                            F-4

Statement of Changes in Stockholders' Equity(Deficit) cumulative from
June 20, 2013 (Inception) to June 30, 2014                                  F-5

Statement of Cash Flows for the period of June 20, 2013 (Inception)
to June 30, 2014                                                            F-6

Notes to the Financial Statements                                           F-7

--------------------------------------------------------------------------------
                                         Messineo & Co, CPAs LLC
                               2451 N McMullen Booth Rd Ste. 302
                                       Clearwater, FL 33759-1362         [LOGO]
                                               T: (518) 530-1122
                                               F: (727) 674-0511
================================================================================


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Tenaya Acquisitions Company

We have audited the accompanying balance sheets of Tenaya Acquisitions Company (a development stage entity) as of June 30, 2014 and 2013 and the related statement of operations, stockholder's equity and cash flows for the year ending June 30, 2014 and for the periods from June 20, 2013 (date of inception) through June 30, 2013 and 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tenaya Acquisitions Company (a development stage entity) as of June 30, 2014 and 2013 and the results of its operations and its cash flows for the year ending June 30, 2014 and for the periods from June 20, 2013 (date of inception) through June 30, 2013 and 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not emerged from the development stage, and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Messineo & Co, CPAs LLC
------------------------------------
Messineo & Co, CPAs LLC
Clearwater, Florida
March 13, 2015

                           TENAYA ACQUISITIONS COMPANY
                                 Balance Sheets

                                                                June 30, 2014      June 30, 2013
                                                                -------------      -------------
ASSETS

Current Assets
  Cash                                                             $     16           $  1,000
                                                                   --------           --------
      Total Current Assets                                               16              1,000
                                                                   --------           --------

TOTAL ASSETS                                                       $     16           $  1,000
                                                                   ========           ========

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  A/P & Accrued Expenses                                           $  2,250           $  1,000
  Due to Related Party                                                   80                 --
                                                                   --------           --------
  Total Current Liabilities                                           2,330              1,000
                                                                   --------           --------

TOTAL LIABILITIES                                                     2,330              1,000
                                                                   --------           --------
STOCKHOLDERS' EQUITY (DEFICIT)
  Common Stock, $0.001 Par Value
    Authorized Common Stock
      75,000,000 shares at $0.001
    Issued and Outstanding
     8,000,000 & 8,000,000 Common Shares at June 30, 2014
      & June 30, 2013, respectively                                   8,000              8,000
  Additional Paid In Capital                                             --                 --
  Deficit Accumulated During the Development Stage                  (10,314)            (8,000)
                                                                   --------           --------
      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                           (2,314)                --
                                                                   --------           --------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                 $     16           $  1,000
                                                                   ========           ========


               The auditor's report and accompanying notes are an
                  integral part of these financial statements.

                           TENAYA ACQUISITIONS COMPANY
                             Statement of Operations

                                                                       Inception            Inception
                                                                    (June 20, 2013)      (June 20, 2013)
                                                  Year ended            through              through
                                                June 30, 2014        June 30, 2013        June 30, 2014
                                                -------------        -------------        -------------
REVENUE
  Revenues                                        $       --           $       --           $       --
                                                  ----------           ----------           ----------
 Total Revenues                                           --                   --                   --
                                                  ----------           ----------           ----------
EXPENSES
  General & Admin                                      1,064                  685                1,749
  Professional Fees                                    1,250                7,315                8,565
                                                  ----------           ----------           ----------
Total Expenses                                         2,314                8,000               10,314
                                                  ----------           ----------           ----------

LOSS FROM OPERATIONS                                  (2,314)              (8,000)             (10,314)

Provision for IncomeTaxes                                 --                   --                   --
                                                  ----------           ----------           ----------

 NET LOSS                                         $   (2,314)          $   (8,000)          $  (10,314)
                                                  ==========           ==========           ==========

BASIC AND DILUTED LOSS PER COMMON SHARE           $    (0.00)          $    (0.00)
                                                  ==========           ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING                                       8,000,000            8,000,000
                                                  ==========           ==========


               The auditor's report and accompanying notes are an
                  integral part of these financial statements.

                           TENAYA ACQUISITIONS COMPANY
                  Statements of Stockholders' Equity (Deficit)
                 From Inception (June 20, 2013) to June 30, 2014

                                                                                         Deficit
                                                   Common Stock                        Accumulated
                                              ----------------------      Additional   During the
                                              Number of                    Paid-in     Development
                                               shares         Amount       Capital        Stage         Total
                                               ------         ------       -------        -----         -----
Inception (June 20, 2013)                           --       $     --     $    --       $     --      $    --

Founder's shares issued for cash
 at $0.001 per share on June 24, 2013        5,685,000          5,685          --             --        5,685

Shares issued for Services at $0.001
per share on June 24, 2013                   2,315,000          2,315          --             --        2,315

Net loss for the period from inception
through June 30, 2013                                                                     (8,000)      (8,000)
                                            ----------       --------     -------       --------      -------

BALANCE, JUNE 30, 2013                       8,000,000          8,000          --         (8,000)          --
                                            ----------       --------     -------       --------      -------
Net (Loss) for year ended
 June 30, 2014                                                                            (2,314)      (2,314)
                                            ----------       --------     -------       --------      -------

Balance, June 30, 2014                       8,000,000       $  8,000     $    --       $(10,314)     $(2,314)
                                            ==========       ========     =======       ========      =======


               The auditor's report and accompanying notes are an
                  integral part of these financial statements.

                           TENAYA ACQUISITIONS COMPANY
                            Statements of Cash Flows

                                                                           Inception            Inception
                                                                        (June 20, 2013)      (June 20, 2013)
                                                       Year ended           through              through
                                                     June 30, 2014       June 30, 2013        June 30, 2014
                                                     -------------       -------------        -------------
OPERATING ACTIVITIES
  Net Income                                           $ (2,314)           $ (8,000)            $(10,314)
  Adjustments to reconcile net income to net
   cash provided by operations:
     Increase (decrease)in AP & Accrued Expenses          1,250               1,000                2,250
     Shares Issued for Services                              --               2,315                2,315
                                                       --------            --------             --------
Net cash provided by Operating Activities                (1,064)             (4,685)              (5,749)

FINANCING ACTIVITIES
  Issuance of Common Stock                                   --               5,685                5,685
  Related Party Loans                                        80                  --                   80
                                                       --------            --------             --------
  Net cash provided by Financing Activities                  80               5,685                5,765
                                                       --------            --------             --------

Net increase/decrease in Cash for period                   (984)              1,000                   16

Cash at beginning of period                               1,000                  --                   --
                                                       --------            --------             --------

Cash at end of period                                  $     16            $  1,000             $     16
                                                       ========            ========             ========
Supplemental Cash Flow Information
and noncash Financing Activities:
  Cash paid for interest                               $     --            $     --             $     --
                                                       ========            ========             ========
  Cash paid for taxes                                  $     --            $     --             $     --
                                                       ========            ========             ========


               The auditor's report and accompanying notes are an
                  integral part of these financial statements.

                           TENAYA ACQUISITIONS COMPANY
                    Notes to the Audited Financial Statements
                                  June 30, 2014


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Tenaya Acquisitions Company was formed in the State of Nevada on June 20, 2013, and its year end is June 30. We are a development stage company incorporated to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company has not commenced any operational activities.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended June 30, 2014, the Company had no operations. As of June 30, 2014, the Company had not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The sole officer/director has agreed to advance funds to the Company to meet its obligations.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements present the balance sheet, statement of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents
For the purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent. At June 30, 2014 and June 30, 2013, the Company had $16 and $1,000 in cash, respectively.

Advertising
Advertising costs are expensed as incurred. As of June 30, 2014, no advertising costs have been incurred.

Property
The Company does not own or rent any property. The office space is provided by the CEO at no charge.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue and Cost Recognition
The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Income Taxes
The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements
The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company's financial statement.

Fair Value of Financial Instruments
The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - CAPITAL STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued. At both June 30, 2014 and June 30, 2013, 8,000,000 common shares are issued and outstanding.

On June 24, 2013, the Company issued 5,685,000 Founder's shares at $0.001 per share (par value) for total cash of $5,685.

On June 24, 2013, the Company issued 2,315,000 shares for services provided since inception. These shares were issued at par value ($0.001 per share) for services valued at $2,315.

At June 30, 2014, there are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 5 - INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company's deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of 2014 is as follows:

                                       June 30, 2014       June 30, 2013
                                       -------------       -------------

Net operating loss carry forward          $  2,314            $  8,000
Effective Tax rate                              34%                 34%
Deferred Tax Assets                            787               2,720
Less: Valuation Allowance                     (787)             (2,720)
                                          --------            --------
Net deferred tax assets                   $      0            $      0
                                          ========            ========

The net federal operating loss carry forward will expire in 2034. This carry forward may be limited upon the consummation of a business combination under IRC
Section 381.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company has received loans from a related party of $80 and $0 as of June 30, 2014 and June 30, 2013, respectively. These loans are due on demand and carry no interest.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 18, 2015, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Tenaya Acquisitions Company in connection with the sale of the common stock being registered. Tenaya Acquisitions Company has agreed to pay all costs and expenses in connection with this offering of common stock. Brian Blaszczak is the source of the funds for the costs of the offering. Mr. Blaszczak has no agreement in writing to pay the expenses of this offering on behalf of Tenaya Acquisitions Company and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

              Legal and Professional Fees                 $  4,000
              Accounting Fees                             $  1,000
              Trust Fees                                  $  2,500
              Registration Fee                            $      4
                                                          --------
                  Total                                   $  7,504
                                                          ========

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Tenaya Acquisitions Company's Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Officer and Director indemnity is covered by Section 78.7502

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

     (a) Is not liable pursuant to NRS 78.138; or

     (b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

     (a) Is not liable pursuant to NRS 78.138; or

     (b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since inception, Tenaya Acquisitions Company issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about June 20, 2013, Brian Blaszczak, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in the amount of $685 and made a $5,000 equity investment in the Company in exchange for 5,685,000 shares of common stock of the Company, each, par value $0.001 per share.

On June 24, 2013 the Company issued 2,315,000 shares of common stock at $.001 par value to Brian Blaszczak, the Company's founder, for services including formation of the Company and for work performed over the last two months developing and furthering the business of the Company.

At the time of the issuance, Brian Blaszczak was in possession of all available material information about us, as he is the only officer and director. On the basis of these facts, Tenaya Acquisitions Company claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Tenaya Acquisitions Company believes that the exemption from registration for these sales under
Section 4(2) was available because:

     * Brian Blaszczak is an executive officer of Tenaya Acquisitions Company and thus had fair access to all material information about Tenaya Acquisitions Company before investing;
     *    There was no general advertising or solicitation; and
     *    The shares bear a restrictive transfer legend.

All shares issued to Brian Blaszczak were at a price per share of $0.001. The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, Tenaya Acquisitions Company was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      Exhibit No.          Name/Identification of Exhibit
      -----------          ------------------------------

         3.1               Articles of Incorporation *
         3.2               Bylaws *
         5                 Opinion of Harold Gewerter, Esq. *
         10.1              Trust Agreement *
         10.2              Oral Agreement Summary *
         23.1              Consent of Independent Auditor
         23.2              Consent of Harold Gewerter, Esq. (See Exhibit 5) *
         99.1              Subscription Agreement *

----------
* Filed previously

ITEM 17 - UNDERTAKINGS

a.   The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided however, That:

          A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

          B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the

               Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a. The undersigned registrant hereby undertakes that:

     1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Las Vegas, State of Nevada on March 17, 2015.


                                         Tenaya Acquisitions Company
                                                (Registrant)


                                         By: /s/ Brian Blaszczak
                                            ------------------------------------
                                            Brian Blaszczak, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.


     Signature                                 Title                    Date
     ---------                                 -----                    ----


/s/ Brian Blaszczak           President, Secretary and            March 17, 2015
----------------------------  Director
Brian Blaszczak               Chief Executive Officer


/s/ Brian Blaszczak           Treasurer                           March 17, 2015
----------------------------  Chief Accounting Officer,
Brian Blaszczak               Chief Financial Officer